EXHIBIT 12.1

Ratio of Earnings to Fixed Charges
Total enterprise (with financial services reflected on the equity method)

	Nine Months Ended
	December 31,
	2003	2002
Fixed Charges
(A) Interest Expensed and Capitalized	116,372	104,997
Interest on JV with guaranteed debt	—	628
(B) Amortized Premiums, Discounts and capitalized interest related to indebtedness	included in (A)	included in (A)
(C) An estimate of the interest within rental expense	5,400	6,075
(D) Preference security dividend requirements of consolidated subsidiaries	N/A	N/A

Total Fixed Charges	121,772	111,700

Earnings
ADD:
(A) Pre-tax earnings	803,290	510,724
Losses on JV’s with guaranteed debt	—	(107)
Add back: minority interest in consolidated subsidiaries	27,441	25,448
Adjust for income or loss from equity investees
Subtract: Financial Services earnings (pre-tax)	(185,752)	(111,066)
Subtract : CDC earnings (add back losses)	(29,083)	(17,973)
Subtract : JV earnings if earnings exceed distributions (add back all losses)	779	(2,275)

	616,675	404,751
(B) Add back: fixed charges	121,772	111,700
(C) Add back: Amortization of capitalized interest	56,397	31,341
(D) Add back: distributed income of equity investee	N/A	N/A
(E) Your share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges.	N/A	N/A

	794,844	547,792
Subtract
(A) Capitalized Interest	(77,856)	(52,157)
(B) Preference security dividend requirements of consolidated subsidiaries	N/A	N/A
(C) Minority interest in pre-tax income of subsidiaries that have not incurred fixed charges	N/A	N/A

	(77,856)	(52,157)

Total Earnings	$716,988	$495,635

Ratio of earnings to fixed charges	5.89	4.44

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Fiscal Years Ended March 31,
	2003	2002	2001	2000	1999
Fixed Charges
(A) Interest Expensed and Capitalized	143,682	128,483	105,107	66,844	41,581
Interest on JV with guaranteed debt	858	—	—	—	—
(B) Amortized Premiums, Discounts and capitalized interest related to indebtedness	included in (A)	included in (A)	included in (A)	included in (A)	included in (A)
(C) An estimate of the interest within rental expense	7,200	11,043	9,645	7,950	6,262
(D) Preference security dividend requirements of consolidated subsidiaries	N/A	N/A	N/A	N/A	N/A

Total Fixed Charges	151,740	139,526	114,752	74,794	47,843

Earnings
ADD:
(A) Pre-tax earnings	794,851	618,765	436,331	416,861	373,294
Losses on JV’s with guaranteed debt	(194)	—	—	—	—
Add back: minority interest in consolidated subsidiaries	30,373	20,776	32,415	64,772	53,613
Adjust for income or loss from equity investees
Subtract: Financial Services earnings (pre-tax)	(161,825)	(114,733)	(19,667)	(32,688)	(92,512)
Subtract : CDC earnings (add back losses)	(12,534)	(18,739)	(4,616)	(456)	(430)
Subtract : JV earnings if earnings exceed distributions (add back all losses)	(1,519)	(4,267)	786	101	418

	649,152	501,802	445,249	448,590	334,383
(B) Add back: fixed charges	151,740	139,526	114,752	74,794	47,843
(C) Add back: Amortization of capitalized interest	49,450	40,851	35,115	—	—
(D) Add back: distributed income of equity investee	N/A	N/A	N/A	N/A	N/A
(E) Your share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges.	N/A	N/A	N/A	N/A	N/A

	850,342	682,179	595,116	523,384	382,226
Subtract
(A) Capitalized Interest	(73,602)	(53,568)	(41,153)	—	—
(B) Preference security dividend requirements of consolidated subsidiaries	N/A	N/A	N/A	N/A	N/A
(C) Minority interest in pre-tax income of subsidiaries that have not incurred fixed charges	N/A	N/A	N/A	N/A	N/A

	(73,602)	(53,568)	(41,153)	—	—

Total Earnings	$776,740	$628,611	$553,963	$523,384	$382,226

Ratio of earnings to fixed charges	5.12	4.51	4.83	7.00	7.99

Ratio of Earnings to Fixed Charges
Total Enterprise

	Nine Months Ended
	December 31,
	2003	2002
Fixed Charges
(A) Interest Expensed and Capitalized	283,064	241,344
Interest on JV with guaranteed debt	—	628
(B) Amortized Premiums, Discounts and capitalized interest related to indebtedness	included in (A)	included in (A)
(C) An estimate of the interest within rental expense	6,975	7,950
(D) Preference security dividend requirements of consolidated subsidiaries	N/A	N/A

Total Fixed Charges	$290,039	$249,922

Earnings
ADD:
(A) Pre-tax earnings	803,290	510,724
Losses on JV’s with guaranteed debt	—	(107)
Add back: minority interest in consolidated subsidiaries	27,441	25,448
Adjust for income or loss from equity investees
Subtract : CDC earnings (add back losses)	(29,083)	(17,973)
Subtract : JV earnings if earnings exceed distributions (add back all losses)	779	(2,275)

	802,427	515,817
(B) Add back: fixed charges	290,039	249,922
(C) Add back: Amortization of capitalized interest	56,397	31,341
(D) Add back: distributed income of equity investee	N/A	N/A
(E) Your share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges.	N/A	N/A

	1,148,863	797,080
Subtract
(A) Capitalized Interest	(77,856)	(52,157)
(B) Preference security dividend requirements of consolidated subsidiaries	N/A	N/A
(C) Minority interest in pre-tax income of subsidiaries that have not incurred fixed charges	N/A	N/A

	(77,856)	(52,157)

Net Earnings	$1,071,007	$744,923

Ratio of earnings to fixed charges	3.69	2.98

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Fiscal Years Ended March 31,
	2003	2002	2001	2000	1999
Fixed Charges
(A) Interest Expensed and Capitalized	328,133	287,628	197,679	128,520	118,451
Interest on JV with guaranteed debt	858	—	—	—	—
(B) Amortized Premiums, Discounts and capitalized interest related to indebtedness	included in (A)	included in (A)	included in (A)	included in (A)	included in (A)
(C) An estimate of the interest within rental expense	9,300	11,043	12,839	8,357	10,457
(D) Preference security dividend requirements of consolidated subsidiaries	N/A	N/A	N/A	N/A	N/A

Total Fixed Charges	$338,291	$298,671	$210,518	$136,877	$128,908

Earnings
ADD:
(A) Pre-tax earnings	794,851	618,765	436,331	416,861	373,294
Losses on JV’s with guaranteed debt	(194)	—	—	—	—
Add back: minority interest in consolidated subsidiaries	30,373	20,776	32,415	64,772	53,613
Adjust for income or loss from equity investees
Subtract : CDC earnings (add back losses)	(12,534)	(18,739)	(4,616)	(456)	(430)
Subtract : JV earnings if earnings exceed distributions (add back all losses)	(1,519)	(4,267)	786	101	418

	810,977	616,535	464,916	481,278	426,895
(B) Add back: fixed charges	338,291	298,671	210,518	136,877	128,908
(C) Add back: Amortization of capitalized interest	49,450	40,851	35,115	—	—
(D) Add back: distributed income of equity investee	N/A	N/A	N/A	N/A	N/A
(E) Your share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges.	N/A	N/A	N/A	N/A	N/A

	1,198,718	956,057	710,549	618,155	555,803
Subtract
(A) Capitalized Interest	(73,602)	(53,568)	(41,153)	—	—
(B) Preference security dividend requirements of consolidated subsidiaries	N/A	N/A	N/A	N/A	N/A
(C) Minority interest in pre-tax income of subsidiaries that have not incurred fixed charges	N/A	N/A	N/A	N/A	N/A

	(73,602)	(53,568)	(41,153)	—	—

Net Earnings	$1,125,116	$902,489	$669,396	$618,155	$555,803

Ratio of earnings to fixed charges	3.33	3.02	3.18	4.52	4.31